Exhibit 10.2

EXECUTION COPY

EXCHANGE AGREEMENT

by and between

STERLING FINANCIAL CORPORATION

and

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of April 29, 2010

-i-

LIST OF ANNEXES

ANNEX A: FORM OF AMENDED WARRANT

ANNEX B: FORM OF NEW CERTIFICATE OF DESIGNATIONS

ANNEX C: FORM OF OPINION

ANNEX D: FORM OF WAIVER

-ii-

LIST OF SCHEDULES

SCHEDULE A: CAPITALIZATION

SCHEDULE B: COMPANY MATERIAL ADVERSE EFFECT

-iii-

Defined Terms
Affiliate	Section 6.7(b)
Agreement	Preamble
Amended Warrant	Recitals
Anchor Investor	Section 1.2(d)(ix)
Benefit Plans	Section 1.2(d)(viii)
Business Combination	Section 6.7(c)
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Charter	Section 1.2(d)(iv)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	Section 6.7(d)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.2(d)(viii)
Designated Matters	Section 6.7(e)
EAWA	Section 6.7(f)
EESA	Section 1.2(d)(viii)
Exchange	Recitals
Governmental Entities	Section 1.2(c)
Information	Section 4.4(c)
Investor	Preamble
Investment Agreement	Section 1.2(d)(ix)
Junior Stock	Section 6.7(g)
New Certificate of Designations	Section 1.2(d)(iv)
Old Warrant	Recitals
Other Transactions	Section 4.9
Parity Stock	Section 6.7(h)
Permitted Repurchases	Section 5.7(a)(ii)
Previously Disclosed	Section 6.7(i)
Relevant Period	Section 1.2(d)(viii)
SEC	Section 3.5(b)
Section 4.5 Employee	Section 4.5(b)
Securities Purchase Agreement	Recitals
Senior Executive Officers	Section 1.2(d)(viii)
Series A Preferred Stock	Recitals
Series A Shares	Recitals
Share Dilution Amount	Section 5.7(a)(ii)
Status Report	Section 4.9
subsidiary	Section 6.7(a)
Targeted Completion Date	Section 4.9
Transfer	Section 5.4
Underlying Common Shares	Section 3.2(a)
Warrant Shares	Section 3.2(a)

-iv-

EXCHANGE AGREEMENT, dated as of April 29, 2010 (this “Agreement”) by and between Sterling Financial Corporation, a Washington corporation (the “Company”), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 303,000 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, having a liquidation amount of $1,000 per share (the “Series A Preferred Stock”);

WHEREAS, the Company issued the Series A Preferred Stock pursuant to that certain Securities Purchase Agreement – Standard Terms incorporated into a Letter Agreement, dated as of December 5, 2008, as amended from time to time, between the Company and the Investor (the “Securities Purchase Agreement”);

WHEREAS, during the third quarter of 2009, the Company elected to defer regularly scheduled quarterly dividend payments on the Series A Preferred Stock;

WHEREAS, the Company and the Investor desire (i) to exchange (the “Preferred Exchange”) all 303,000 shares of the Series A Preferred Stock beneficially owned and held by the Investor (the “Series A Shares”) for 303,000 newly issued Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C of the Company (the “Capital Securities”), with a liquidation amount of $1,000 per share and (ii) to amend the terms of that certain warrant, dated December 5, 2008, to purchase 6,437,677 shares of common stock, par value $1.00 per share (“Common Stock”) granted by the Company for the benefit of the Investor (the “Old Warrant”) pursuant to an amended and restated warrant to purchase 6,437,677 shares of Common Stock, in substantially the form attached hereto as Annex A (the “Amended Warrant”), on the terms and subject to the conditions set forth herein (the “Warrant Exchange” and together with the Preferred Exchange, the “Exchange”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES A

PREFERRED STOCK

Section 1.1 The Capital Securities. The Capital Securities are being issued to the Investor in the Exchange pursuant to Article II hereof. The shares of Series A Preferred Stock exchanged for the Capital Securities pursuant to Article II hereof are being reacquired by the Company and shall have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as shares of Series A Preferred Stock.

Section 1.2 The Closing.

(a) The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, at 9:00 a.m., EST on the first business day immediately following the day on which all of the conditions set forth in Sections 1.2(c) and (d) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Company will deliver the Capital Securities to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) and (ii) the Investor will deliver the certificate representing the Series A Shares to the Company.

(c) The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.

(d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) the Company shall have obtained an exception from The NASDAQ Stock Market LLC Listing Rule 5635(b) (Shareholder Approval – Change of Control) and Listing Rule 5635(d) (Shareholder Approval – Private Placements), as provided in Listing Rule 5635(f) (Financial Viability Exception), in respect of the issuances of securities by the Company as contemplated by this Agreement and the Investment Agreement;

(ii) (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(iii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(ii) have been satisfied;

(iv) the Company shall have duly adopted and filed with the State of Washington the amendment to its articles of incorporation (“Charter”) in substantially the form attached hereto as Annex B (the “New Certificate of Designations”) and such filing shall have been accepted;

(v) the Company shall have executed the Amended Warrant and delivered such executed Amended Warrant to the Investor or its designee(s);

(vi) the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Capital Securities to the Investor or its designee(s);

(vii) the Company shall have delivered to the Investor written opinions from outside counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C;

(viii) (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employee of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.2(d)(viii)(A) has been satisfied; “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations;

(ix) each of the conditions to closing set forth in Section 1.2(c) of that certain Investment Agreement (the “Investment Agreement”), dated as of April 29, 2010, between the Company, on the one hand, and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P., on the other hand (collectively, the “Anchor Investor”), (other than those conditions set forth in Section 1.2(c)(2)(iii) (TARP Exchange) and Section 1.2(c)(2)(xvii) (Par Value Change)) shall have been fulfilled to the Anchor Investor’s reasonable satisfaction or, other than the condition pursuant to Section 1.2(c)(2)(vi) of the Investment Agreement, waived by the Anchor Investor;

(x) the Investor shall have received certificates signed on behalf of the Company by a senior executive officer and on behalf of the Anchor Investor by an authorized officer thereof certifying to the effect that each of the conditions to closing set forth in Section 1.2(c) of the Investment Agreement (other than those conditions set forth in Section 1.2(c)(2)(iii) (TARP Exchange) and Section 1.2(c)(2)(xvii) (Par Value Change)) have been satisfied or, other than the condition pursuant to Section 1.2(c)(2)(vi) of the Investment Agreement, waived; and

(xi) the exchange, repurchase, redemption or other similar transaction or payments of any distributions thereon, in each case, if any, of or with respect to, as applicable, any of the trust preferred securities issued by certain vehicles associated with the Company shall, to the extent (x) consummated or (y) the Company having entered into an agreement or understanding in relation thereto on or prior to the Closing, be on terms and conditions reasonably satisfactory to the Investor.

Section 1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, (i) the Company agrees to issue the Capital Securities to the Investor in exchange for 303,000 shares of the Series A Shares, and the Investor agrees to deliver to the Company the Series A Shares in exchange for the Capital Securities, and (ii) the Company and the Investor mutually agree to amend and restate the Old Warrant to reflect the terms and conditions of the Amended Warrant.

Section 2.2 Exchange Documentation. Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Series A Shares to the Company or its designated agent and the Company will cause delivery of the Capital Securities to the Investor or its designated agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

Section 3.1 Existence and Power.

(a) Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, Sterling Savings Bank and Golf Savings Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Old Warrant or the

Investment Agreement (including with respect to the Other Private Placements (as defined in the Investment Agreement)), as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2 Authorization and Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and the Amended Warrant and to carry out its obligations hereunder and thereunder (which includes the issuance of the Capital Securities, the shares of Common Stock issuable upon conversion of the Capital Securities (the “Underlying Common Shares”), the Amended Warrant and the shares of Common Stock issuable upon exercise of the Amended Warrant (the “Warrant Shares”)).

(b) The execution, delivery and performance by the Company of this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

Section 3.3 Capital Securities and Underlying Common Shares. The Capital Securities have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Capital Securities will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will represent nonassessable undivided beneficial interests in the assets of the Company, will not subject the holder thereof to personal liability and will rank senior to all other series or classes of Preferred Stock, whether or not issued or outstanding. The shares of Underlying Common Stock have been duly authorized and reserved for issuance upon conversion of the Capital Securities and when so issued in accordance with the terms of the New Certificate of Designations will be validly issued, fully paid and nonassessable.

Section 3.4 Amended Warrant and Warrant Shares. The Amended Warrant has been duly and validly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance by the Company and when so issued and delivered in accordance with the terms of the Amended Warrant will be validly issued, fully paid and non-assessable, without the necessity of any approval of its stockholders.

Section 3.5 Non-Contravention.

(a) The execution, delivery and performance by the Company of this Agreement, the Amended Warrant, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Other than the filing of the New Certificate of Designations with the State of Washington, any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Code), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

Section 3.6 Anti-Takeover Provisions and Rights Plan. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Designations and the exercise of the Amended Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement, the Capital Securities and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Designations and the exercise of the Amended Warrant by the Investor in accordance with its terms.

Section 3.7 No Company Material Adverse Effect. Since December 31, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.

Section 3.8 Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Capital Securities under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Capital Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.9 Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

Section 3.10 Disclosure on Form 10-K. The Company has disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 all agreements, contracts and arrangements required to be disclosed therein.

ARTICLE IV

COVENANTS

Section 4.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 4.2 Expenses. If requested by the Investor, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with the Exchange, including, but not limited to, the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors.

Section 4.3 Exchange Listing. If requested by the Investor, the Company shall, at the Company’s expense, cause the Capital Securities and the Amended Warrant, to the extent the Capital Securities and the Amended Warrant comply with applicable listing requirements, to be listed on the Nasdaq Global Select Market or other national stock exchange, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. At the Investor’s request, the Company agrees to take such action as may be necessary to change the minimum denominations of the Capital Securities to $25 or such other amount as the Investor shall reasonably request. As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Underlying Common Shares and the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Section 4.4 Access, Information and Confidentiality.

(a) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (A) the Investor and its agents, consultants, contractors, (B) the Special Inspector General of the Troubled Asset Relief Program, and (C) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (B) or (C), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d) Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.

Section 4.5 Executive Compensation.

(a) Benefit Plans. During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes). In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.

(b) Additional Waivers. After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation

Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex D and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of EESA and the Compensation Regulations.

(c) Clawback. In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.

(d) Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(e) Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 4.6 Certain Notifications Until Closing. From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

Section 4.7 Sufficiency of Authorized Common Stock. During the period from the Closing Date until the date on which all the Capital Securities have been converted and the

Amended Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued shares of Common Stock to effectuate such conversion and exercise. Nothing in this Section 4.7 shall preclude the Company from satisfying its obligations in respect of the conversion of Capital Securities or the exercise of the Amended Warrant by delivery of shares of Common Stock which are held in the treasury of the Company.

Section 4.8 Monthly Lending Reports. During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.

Section 4.9 Status Reports. The Company has informed the Investor that the Company intends to pursue certain other transactions described below (the “ Other Transactions”) each with a target date for consummation as indicated (a “Targeted Completion Date” ):

(a) [Reserved.]

(b) Close one or more transactions in which investors other than the Investor have provided a minimum aggregate amount of $720 million in gross cash proceeds to the Company in exchange for Common Stock, warrants to purchase Common Stock, Series B Shares (as defined in the Investment Agreement) and/or Series D Shares (as defined in the Investment Agreement) by May 31, 2010.

The Company will use its commercially reasonable efforts to consummate each of the Other Transactions by its applicable Targeted Completion Date. Until all of the Other Transactions have been consummated (or the Company and the Investor agree that one or more of the Other Transactions is no longer susceptible to consummation on terms and conditions that are in the Company’s best interest), the Company shall provide the Investor with a reasonably detailed written report regarding the status of each of the Other Transactions at least once every two weeks and more frequently if reasonably requested by the Investor; provided, however, that if any one or more of the Other Transactions is not consummated by the time of its Targeted Completion Date, the Company shall, with respect to any such non-consummated Other Transaction, (x) within five business days after the Targeted Completion Date for such Other Transaction provide to the Investor a reasonably detailed written description of the status of such Other Transaction including the Company’s best estimate of the steps and timeline to complete such Other Transaction (the “Status Report”) and (y) thereafter, no less frequently than monthly and more frequently if reasonably requested by the Investor until such Other Transactions have been consummated, provide to the Investor an updated version of the Status Report.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Unregistered Capital Securities. The Investor acknowledges that the Capital Securities, the Underlying Common Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Capital Securities pursuant to an exemption from registration under the Securities

Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Capital Securities, the Underlying Common Shares or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

Section 5.2 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Amended Warrant, the Underlying Common Shares and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) The Investor agrees that all certificates or other instruments representing the Capital Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(c) In the event that any Capital Securities, Underlying Common Shares or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Capital Securities, Underlying Common Shares or Warrant Shares, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3 Certain Transactions.

(a) The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Amended Warrant to be performed and observed by the Company.

(b) Without the prior written consent of the Investor, until such time as the Investor shall cease to own any debt or equity securities of the Company acquired pursuant to this Agreement or the Amended Warrant (including, for the avoidance of doubt, the Capital Securities, the Underlying Common Shares and the Warrant Shares), the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

Section 5.4 Transfer of Capital Securities; Underlying Common Shares and Warrant Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Capital Securities, Amended Warrant, Underlying Common Shares or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Capital Securities, the Underlying Common Shares and the Warrant Shares.

Section 5.5 Registration Rights. The Capital Securities, Amended Warrant, Underlying Common Shares and Warrant Shares shall be Registrable Securities under the Securities Purchase Agreement and the Capital Securities shall be Preferred Shares under the Securities Purchase Agreement and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Series A Preferred Stock. The Investor acknowledges that, on the date hereof, the Company is not eligible to file a registration statement on Form S-3 covering all of the Capital Securities, Amended Warrant, Underlying Common Shares and Warrant Shares, and the Company shall not be obligated to file a Shelf Registration Statement (as defined in Section 4.5 of the Securities Purchase Agreement) unless and until requested to do so in writing by the Investor.

Section 5.6 Voting Matters.

(a) The Investor agrees that it will vote, or cause to be voted, or exercise its right to consent (or cause its right to consent to be exercised) with respect to, all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) (i) with respect to the Stockholder Proposals (as defined in the Investment Agreement) pursuant to Section 3.1(b) clauses (i) and (ii) of the Investment Agreement, in favor of such Stockholder Proposals and (ii) with respect to (A) the Charter Amendment Proposal (as defined in the Investment Agreement) and (B) each other matter on which holders of Common Stock are entitled to vote or consent, other than a Designated Matter, in the same proportion (for, against or abstain) as all other shares of the Company’s Common Stock (other than those shares held by the Anchor Investor or any of its Affiliates) are voted or consents are given with respect to each such matter. The Investor agrees to attend all meetings of the Company’s stockholders in person or by proxy for purposes of obtaining a quorum. In order to effectuate the foregoing agreements, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing each of the Chief Executive Officer and Chairman of the Company attorney-in-fact and proxy for it and its controlled Affiliates with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner and solely on the terms provided by this Section 5.6 with respect to the Underlying Common Shares and the Warrant Shares and the Investor hereby revokes any and all previous proxies granted with respect to the Underlying Common Shares and the Warrant Shares for purposes of the matters contemplated in this Section 5.6; provided that such proxy may only be exercised if the Investor fails to comply with the terms of this Section 5.6. The proxy granted hereby is irrevocable prior to the termination of this Agreement, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and issuing the Capital Securities and Amended Warrant to the Investor.

(b) Except to the extent set forth in Section 5.6(a), the Investor shall retain the right to vote in its sole discretion all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) on any Designated Matter.

Section 5.7 Restriction on Dividends and Repurchases.

(a) Until the earlier of (i) December 5, 2011 or (ii) such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

(i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or

(ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Capital Securities (which purchases shall be made on a pro rata basis, as provided in Section 5.7(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, (G) the Other Transactions (including, for the avoidance of doubt, the conversion of the Company’s Series B Shares and Series D Shares (in each case, as defined in the Investment Agreement) in accordance with their respective terms), and (H) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (H), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock

(clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(b) Until such time as the Investor ceases to own any Capital Securities, the Company shall not repurchase any Capital Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Capital Securities then held by the Investor on the same terms and conditions.

(c) The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.7 and any terms included in this Section 5.7 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 5.8 Repurchase of Investor Securities. From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable (including to the Amended Warrant) following the redemption in whole of the Capital Securities held by the Investor or the Transfer by the Investor of all of the Capital Securities held by the Investor to one or more third parties not affiliated with the Investor.

Section 5.9 [Reserved.]

Section 5.10 Bank or Thrift Holding Company Status.

(a) The Company shall maintain its status as a Bank Holding Company (or, if permitted to become a Savings and Loan Holding Company in accordance with Subsection (b) below, such status) for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

(b) The Company may become a Savings and Loan Holding Company in accordance with the requirements of the Home Owners’ Loan Act and applicable regulations, provided that it has duly fulfilled any commitments to or other requirements or obligations imposed by the Board of Governors of the Federal Reserve System.

Section 5.11 Compliance with Employ American Workers Act. Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA.

Section 5.12 Investment Agreement. The Company will not agree to (i) any amendment, waiver or modification of Sections 1.1, 1.2(c)(2)(vi), 3.2 or 4.7 of the Investment Agreement (other than corrections of obvious errors, if any, or other ministerial amendments) or (ii) any amendment or modification of any other provision of the Investment Agreement to the extent such amendment or modification would adversely affect the Investor, in each case, without the prior written consent of the Investor.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 60th calendar day following the date hereof; provided, however, that in the event the Closing has not occurred by such 60th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 60th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2 Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5 Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Sterling Financial Corporation

111 North Wall Street

Spokane, Washington 99201

Attention: Greg Seibly

Facsimile: (509) 358-6191

Email: greg.seibly@sterlingsavings.com

Telephone: (509) 363-2835

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John L. Douglas

Facsimile: (212) 701-5145

Email: john.douglas@davispolk.com

Attention: John H. Butler

Facsimile: (212) 701-5083

Email: john.butler@davispolk.com

With a copy to:

Witherspoon Kelley

422 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

Attention: Andrew J. Schultheis

Facsimile: (509) 458-2728

Email: ajs@wkdtlaw.com

If to the Investor:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW, Room 2312

Washington, DC 20220

Attention: Chief Counsel Office of Financial Stability

Facsimile: (202) 927-9225

Email: OFSChiefCounselNotices@do.treas.gov

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Patrick T. Quinn

Facsimile: (212) 504-6666

Email: pat.quinn@cwt.com

Telephone: (212) 504-6067

Attention: William P. Mills

Facsimile: (212) 504-6666

Email: william.mills@cwt.com

Telephone: (212) 504-6436

Section 6.7 Definitions.

(a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(d) The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(e) “Designated Matters” means (i) the election and removal of directors, (ii) the approval of any Business Combination, (iii) the approval of a sale of all or substantially all of the assets or property of the Company, (iv) the approval of a dissolution of the Company, (v) the approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) the approval of any amendment to the Charter or bylaws of the Company on which holders of Common Stock are entitled to vote and (vii) the approval of any other matters reasonably incidental to the foregoing subclauses (i) through (vi) as determined by the Investor.

(f) The term “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

(g) The term “Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.

(h) The term “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(i) The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Section 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.

(j) To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Section 1.2 or 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Capital Securities or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Capital Securities or Registrable Securities (and any like variations thereof), as applicable.

Section 6.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, and (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding.

Section 6.9 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that (i) the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section and (ii) the provisions of Section 5.5 shall inure to the benefit of the persons holding Capital Securities during any tacked holding period, as contemplated by that Section.

Section 6.11 Entire Agreement, etc. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect.

Section 6.12 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STERLING FINANCIAL CORPORATION

By:	/s/ J. Gregory Seibly
	Name:	J. GREGORY SEIBLY
	Title:	PRESIDENT AND CEO

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STERLING FINANCIAL CORPORATION

By:
Name:
Title:

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison Jr.
	Name:	Herbert M. Allison Jr.
	Title:	Assistant Secretary for Financial Stability

[Signature Page to Exchange Agreement]

ANNEX A

FORM OF AMENDED WARRANT

Annex A-1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

AMENDED AND RESTATED

WARRANT

to purchase

6,437,677

Shares of Common Stock

of Sterling Financial Corporation

Issue Date: [—], 2010

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Exchange Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock, par value $0.00 per share, of the Company.

“Common Stock Issuance” has the meaning set forth in Section 13(B).

“Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

“convertible securities” has the meaning set forth in Section 13(B).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of April 29, 2010, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.

“Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

“Initial Number” has the meaning set forth in Section 13(B)(1).

“Investment Agreement” means the Investment Agreement, dated as of April 29, 2010, as amended from time to time, between the Company, on the one hand, and Thomas H. Lee Equity

Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P., on the other hand.

“Issue Date” means the date set forth in Item 3 of Schedule A hereto.

“Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive trading day-period ending on the Trading Day immediately preceding such given date. “Market Price” shall be determined without reference to after hours or extended hours trading. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of the Common Stock as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Original Warrant” has the meaning set forth in Section 15.

“Original Warrantholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

“Warrant” means this Amended and Restated Warrant, issued pursuant to the Exchange Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury and its successors and assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 5 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on [—], 20201 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise, in substantially the form set forth in Annex A attached hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 6 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

[1]	Ten years from Issue Date.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable and assignable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) If and for so long as required by the Exchange Agreement, this Warrant shall contain the legend as set forth in Section 5.2(a) of the Exchange Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Exchange Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “convertible securities”, and, such transaction, a “Common Stock Issuance”), other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable, without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the then applicable Exercise Price, then:

(1) the Exercise Price shall be adjusted to equal the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance; and

(2) the number of Shares issuable upon the exercise of this Warrant immediately prior to the Common Stock Issuance (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to the Common Stock Issuance and (B) the denominator of which shall be the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro

Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (a) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (b) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.

(M) Other Transactions. Notwithstanding anything to the contrary herein, for the avoidance of doubt, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall not be subject to adjustment pursuant to this Section 13 as a result of the consummation of the transactions contemplated by the Investment Agreement or the Other Private Placements (as defined in the Investment Agreement) (including, for the avoidance of doubt, the conversion of the Company’s Series B Shares and Series D Shares (in each case, as defined in the Investment Agreement) in accordance with their respective terms).

14. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest or security (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

15. Effect of Execution. This Warrant and the terms and conditions set forth herein hereby amend and restate the terms and conditions of that certain warrant arising under that certain Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of December 5, 2008, as amended from time to time, between the Company and the Original Warrantholder (the “Original Warrant”), and the Original Warrant shall have no further force or effect as of and following the Issue Date.

16. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

17. Governing Law, etc. This Warrant and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 21 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

18. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

20. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

21. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 7 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

22. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Exchange Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: [—], 2010

COMPANY: Sterling Financial Corporation

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

ANNEX A

Form of Notice of Exercise

Date: [            ]

TO:	Sterling Financial Corporation

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder):

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

Annex A-1

SCHEDULE A

Item 1

Name: Sterling Financial Corporation

Corporate or other organizational form: Corporation

Jurisdiction of organization: Washington

Item 2

Exercise Price: the lesser of (x) $0.20 and (y) the lowest price per share of Common Stock on an as converted basis sold in any of the Other Private Placements (as defined in the Investment Agreement)

Item 3

Issue Date: [—], 2010

Item 4

Amount of last dividend declared prior to the Issue Date: $0.10 per quarter

Item 5

Number of shares of Common Stock: 6,437,677

Item 6

Company’s address: 111 N. Wall, Spokane, WA 99201

Item 7

Notice information:	Sterling Financial Corporation
111 N. Wall
Spokane, WA 99201
Attn: Chief Financial Officer

Sch. A-1

ANNEX B

FORM OF NEW CERTIFICATE OF DESIGNATIONS

Annex B-1

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

STERLING FINANCIAL CORPORATION

(FIXED RATE CUMULATIVE MANDATORILY CONVERTIBLE PREFERRED

STOCK, SERIES C)

Sterling Financial Corporation, a corporation organized and existing under the laws of Washington (the “Corporation”), in accordance with the provisions of Section 23B.06.020 of the Revised Code of Washington thereof, does hereby certify:

FIRST: The name of the corporation is Sterling Financial Corporation.

SECOND: The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the restated articles of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on April [—], 2010 creating a series of 303,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C”.

RESOLVED, that pursuant to the provisions of the restated articles of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value one dollar ($1.00) per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 303,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles of Amendment to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in these Articles of Amendment (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Anchor Investor” has the meaning set forth in Section 7(b)(iii).

(b) “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(c) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(d) “Exchange Value” means, for each share of Designated Preferred Stock, an amount equal to $250.

(e) “Initial Conversion Price” means, for each share of Designated Preferred Stock, an amount equal to the lesser of (x) $0.20 and (y) the lowest price per share of Common Stock on an as converted basis sold in any of the Other Private Placements (as defined in the Investment Agreement).

(f) “Initial Quarterly Dividend” means $[—]. [Amount of last dividend declared prior to the Original Issue Date].

(g) “Investment Agreement” has the meaning set forth in Section 7(b)(iii).

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation. For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Junior Stock.

(i) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(j) “Mandatory Conversion Date” means the seventh anniversary of the Original Issue Date.

(k) “Minimum Amount” means $75,750,000.

(l) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Parity Stock.

(m) “Signing Date” means [—], 2010.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock shall be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

THIRD: These Articles of Amendment to the Restated Articles of Incorporation do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: These Articles of Amendment to the Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation on April [—], 2010.

FIFTH: No shareholder action was required for the adoption of these Articles of Amendment to the Restated Articles of Incorporation.

SIXTH: These Articles of Amendment are effective upon filing with the Secretary of State of Washington.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Sterling Financial Corporation has caused these Articles of Amendment to be signed by [            ], its [            ], this [            ] day of [—], 2010.

STERLING FINANCIAL CORPORATION

By:
Name:
Title:

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after December 5, 2013, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after December 5, 2013, 9% per annum.

(c) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Original Designated Preferred Stockholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Original Designated Preferred Stockholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Original Designated Preferred Stockholder. The costs of conducting any Appraisal Procedure shall be borne by the Corporation.

(d) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(f) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(g) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(h) “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

(i) “Certificate of Designations” means the Articles of Amendment or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(j) “Change of Control” means the occurrence of one of the following:

(i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Corporation that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

(k) “Change of Control Effective Date” has the meaning set forth in Section 10(a).

(l) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(m) “Common Stock Issuance” has the meaning set forth in Section 11(d).

(n) “Common Stock Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of Common Stock (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to the Signing Date).

(o) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

(p) “Conversion Date” means any date on which shares of Designated Preferred Stock are converted as set forth in this Certificate of Designations.

(q) “Conversion Price” means the Initial Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(r) “Conversion Rate” means for each share of Designated Preferred Stock, the Exchange Value divided by the Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(s) “Convertible Securities” has the meaning set forth in Section 11(c).

(t) “Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

(u) “Dividend Period” has the meaning set forth in Section 3(a).

(v) “Dividend Record Date” has the meaning set forth in Section 3(a).

(w) “Early Conversion” has the meaning set forth in Section 7(a).

(x) “Early Conversion Date” has the meaning set forth in Section 7(c).

(y) “Equity Investor” has the meaning set forth in Section 7(b)(iii).

(z) [Reserved.]

(aa) “Equity Raise Issuance” has the meaning set forth in Section 11(c).

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(cc) “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

(dd) “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Designated Preferred Stockholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Original Designated Preferred Stockholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Designated Preferred Stockholder’s objection.

(ee) “Liquidation Preference” has the meaning set forth in Section 4(a).

(ff) “Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive Trading Day-period ending on the Trading Day immediately preceding such given date. “Market Price” shall be determined without reference to after hours or extended hours trading. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Designated Preferred Stock is held by the Original Designated Preferred Stockholder, the fair market value per share of the Common Stock as determined in good faith by the Original Designated Preferred Stockholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Corporation for this purpose and certified in a resolution to the holder(s) of Designated Preferred Stock. For the purposes of determining the Market Price of the Common Stock on the “Trading Day” preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

(gg) “NASDAQ” means NASDAQ Stock Market LLC.

(hh) “NYSE” means the New York Stock Exchange.

(ii) “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Original Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the Initial Quarterly Dividend, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(jj) “Original Designated Preferred Stockholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury. Any actions specified to be taken by the Original Designated Preferred Stockholder hereunder may only be taken by such Person and not by any other holder of Designated Preferred Stock.

(kk) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(ll) “Permitted Transactions” has the meaning set forth in Section 11(d).

(mm) “Per Share Fair Market Value” has the meaning set forth in Section 11(e).

(nn) “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(oo) “Preferred Director” has the meaning set forth in Section 13(b).

(pp) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(qq) “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Designated Preferred Stock is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

(rr) “Regulatory Approvals” with respect to the holder of the Designated Preferred Stock, means, to the extent applicable and required to permit the conversion of the Designated Preferred Stock for Shares and to own such Shares without such holder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

(ss) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(tt) “Shares” means the shares of the Corporation’s Common Stock issuable upon conversion of the Designated Preferred Stock.

(uu) “Special Distribution” means a distribution on the Common Stock of:

(i) rights, options or warrants (other than pursuant to a shareholder rights plan) entitling holders of Common Stock to purchase, for a period of 45 calendar days or less, shares of Common Stock at a price less than the average Market Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution; or

(ii) cash or other assets, debt securities or rights to purchase the Corporation’s securities (other than pursuant to a shareholder rights plan or a dividend or distribution on the Common Stock in shares of Common Stock), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Market Price of the Common Stock on the Trading Day preceding the declaration date for such distribution.

(vv) “Specified Corporate Transaction” has the meaning set forth in Section 9(a).

(ww) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(xx) [Reserved.]

(yy) “Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

(zz) [Reserved.]

(aaa) “Valuation Date” has the meaning set forth in Section 11(d).

(bbb) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 13(a) and 13(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(ccc) “VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends (subject to Section 6(e) below) with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of Capital Stock of the Corporation for resale pursuant to an offering by the Corporation of such Capital Stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding obligations entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. The Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) (A) the Liquidation Amount per share or (B) if redeemed on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, the greater of (1) the Liquidation Amount per share and (2) the product of the Conversion Rate and the average of the Market Prices per share of Common Stock over the 20 consecutive Trading Day period beginning on the Trading Day after the notice of redemption is given as provided in Section 5(c) below and (ii) except as otherwise provided below, any accrued and unpaid dividends to, but excluding, the date fixed for redemption (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared; provided that the aggregate redemption price of the Designated Preferred Stock redeemed pursuant to this paragraph may not exceed an amount equal to the sum of (x) any aggregate gross proceeds of not less than the Minimum Amount received by the Corporation from one or more Common Stock Offerings and (y) any net increase to the Corporation’s retained earnings after the Original Issue Date above the Corporation’s retained earnings reflected in its most recent publicly available balance sheet on or prior to the Original Issue Date; and provided further that the minimum number of shares of Designated Preferred Stock redeemed by the Corporation upon any such redemption shall be at least equal to the lesser of (x) all shares of Designated Preferred Stock then outstanding and (y) 25% of the number of shares of Designated Preferred Stock issued on the Original Issue Date.

The redemption price for any shares of Designated Preferred Stock shall be payable in cash on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock shall have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares of Designated Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days (or in the event of a redemption on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, at least 25 Trading Days) and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price (or the manner of calculation thereof); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in such notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares of Designated Preferred Stock called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share of Designated Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all Designated Preferred Stock so called for redemption, all shares of Designated Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Designated Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares of Designated Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such shares of Designated Preferred Stock.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. General Conversion Provisions.

(a) Conversion by Holders; Approvals. Holders of Designated Preferred Stock shall have the right, at their option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion in accordance with the terms and conditions of this Certificate of Designations (which, in the event of a Specified Corporate Transaction or a Change of Control, shall include the provisions of Sections 9 and 10, respectively); provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals.

(b) Effectiveness of Conversion. If any notice of conversion has been duly given in accordance with the procedures set forth in Sections 7, 8, 9 and 10 below, then, effective immediately (notwithstanding that any certificate for any Designated Preferred Stock to be converted has not been surrendered for conversion) prior to 5:00 p.m., New York City time, on the applicable Conversion Date, holders of Designated Preferred Stock whose shares of Designated Preferred Stock are to be converted shall cease to have any rights to such shares of Designated Preferred Stock (including with respect to dividends) subject to the right of any such holders to receive any accrued and unpaid dividends to the Conversion Date on such shares of Designated Preferred Stock and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(c) No Rights as Holders of Common Stock Prior to Conversion. The person or persons entitled to receive the Shares issuable upon conversion shall be treated for all purposes as the record holder(s) of such Shares as of 5:00 p.m., New York City time, on the applicable Conversion Date notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date, provided that in the event of a conversion pursuant to Section 9 or 10 below, the holder(s) of Designated Preferred Stock has complied with Section 9(c) or 10(c), respectively. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such Conversion Date. Prior to the applicable Conversion Date, Shares issuable upon conversion of Designated Preferred Stock shall not be deemed outstanding for any purpose, and holders of Designated Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Designated Preferred Stock.

(d) Delivery of Shares and Cash. The Corporation shall deliver to the holders of Designated Preferred Stock that have been converted the Shares and any amount of cash to which such holders are entitled on or prior to the third Trading Day immediately following the applicable Conversion Date. If fewer than all the shares of Designated Preferred Stock represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares of Designated Preferred Stock without charge to the holder thereof.

(e) Accrued and Unpaid Dividends. Upon a conversion of any shares of Designated Preferred Stock as set forth in Sections 6, 7, 8, 9 and 10, the holders of such shares shall receive all accrued and unpaid dividends on such shares in cash out of funds legally available therefor or, at the option of the Corporation, in substitute in whole or in part for such cash, in fully paid and nonassessable shares of Common Stock legally available for such purpose to, but excluding, the applicable Conversion Date. Accrued and unpaid dividends paid in shares of Common Stock shall be paid by delivering to each holder of Designated Preferred Stock entitled thereto a number of shares of Common Stock determined by dividing the total amount of the cash payment of accrued and unpaid dividends that would otherwise be payable to such holder (rounded to the nearest whole cent) by the Market Price on the second Trading Day preceding the applicable Conversion Date. The issuance of any such shares of Common Stock in such amount shall constitute full payment of all accrued and unpaid dividends that would otherwise have been payable. The Board of Directors of the Corporation shall determine the form of payment of accrued and unpaid dividends with respect to any conversion and such election shall be set forth in the applicable notice provided to holders of the Designated Preferred Stock by the Corporation as set forth in Sections 7, 8, 9 and 10 below.

(f) Dividends Accrued after Record Date. Any accrued and unpaid dividends payable on shares of Designated Preferred Stock to be converted on a Conversion Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder of record of such shares on such Dividend Record Date, but rather shall be paid to the holder of such shares on such Conversion Date.

(g) Notices by the Corporation. Every notice required to be given by the Corporation pursuant to Section 7, 8, 9 or 10 below shall be given by first class mail, postage prepaid, addressed to the holders of record of the Designated Preferred Stock at their respective last addresses appearing on the books of the Corporation and shall contain the information required by Section 7, 8, 9 or 10 hereof, as applicable. Any notice by the Corporation mailed within the time period specified in Section 7, 8, 9 or 10 below shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, any notice by the Corporation may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.

(h) Conversion Procedures by Holder. To effect a conversion, a holder of the Designated Preferred Stock shall: (i) with respect to a conversion pursuant to Section 6, 9 or 10, complete and manually sign the conversion notice, if any, provided by the Corporation or, if applicable, the conversion agent appointed by the Corporation, or a facsimile of the conversion notice; (ii) with respect to a conversion pursuant to Section 6, 9 or 10, deliver the completed conversion notice, (iii) with respect to any conversion, deliver the certificated shares of Designated Preferred Stock to be converted to the Corporation or, if applicable, the conversion agent appointed by the Corporation; and (iv) with respect to any conversion, if required, furnish appropriate endorsements and transfer documents. If a holder’s interest is a beneficial interest in a global certificate representing the Designated Preferred Stock, a holder must comply with the Depositary’s procedures for converting a beneficial interest in a global security.

(i) Taxes and Duties. A holder of the Designated Preferred Stock shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Shares if such holder of the Designated Preferred Stock exercises its conversion rights, but such holder of the Designated Preferred Stock shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Shares in a name other than the name of such holder. A certificate representing Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the holder of the Designated Preferred Stock have been paid in full.

(j) No Fractional Shares. No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Designated Preferred Stock or the payment of accrued and unpaid dividends on the Designated Preferred Stock in the form of Common Stock. In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion or payment of accrued and unpaid dividends, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to such fraction of a share of Common Stock multiplied by the Market Price on the second Trading Day immediately preceding the applicable Conversion Date or, in the event of any dividends arising under the Designated Preferred Stock paid in the form of Common Stock, the Dividend Payment Date (unless there are no legally available assets with which to make such cash payment, in which event such cash payment shall be made as soon as possible thereafter). If more than one share of the Designated Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof, including in respect of accrued and unpaid dividends, shall be computed on the basis of the aggregate number of shares of the Designated Preferred Stock so surrendered.

(k) Status of Shares Subject to Conversion. Shares of Designated Preferred Stock that are converted in accordance with Sections 6, 7, 8, 9 or 10 shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 7. Early Conversion.

(a) Conversion at the Option of the Corporation. Subject to Section 7(b), the Corporation shall have the right, at its option to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock selected for conversion; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon Early Conversion, the holders of shares of Designated Preferred Stock subject to Early Conversion shall have the right to receive (in cash or shares of Common Stock at the option of the Corporation in accordance with Section 6(e)) any accrued and unpaid dividends on such shares to, but excluding, the Early Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Conditions to Early Conversion. The Corporation’s right of conversion set forth in Section 7(a) is subject to the fulfillment (or waiver by the Original Designated Preferred

Stockholder with respect to items (iii), (iv) and (v) below) at or prior to the Early Conversion Date of each of the following conditions:

(i) the Corporation shall have requested and received from the Appropriate Federal Banking Agency all requisite approvals of the Early Conversion;

(ii) [Reserved.]

(iii) each of the conditions to closing set forth in Section 1.2(c) of that certain Investment Agreement (the “Investment Agreement”), dated as of April 29, 2010, between the Corporation, on the one hand, and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P., on the other hand (collectively, the “Anchor Investor”), (other than those conditions set forth in Section 1.2(c)(2)(iii) (TARP Exchange) and Section 1.2(c)(2)(xvii) (Par Value Change)) shall have been fulfilled to the Anchor Investor’s reasonable satisfaction or, other than the condition pursuant to Section 1.2(c)(2)(vi) of the Investment Agreement, waived by the Anchor Investor;

(iv) the Original Designated Preferred Stockholder shall have received certificates signed on behalf of the Corporation by a senior executive officer and on behalf of the Anchor Investor by an authorized officer thereof certifying to the effect that each of the conditions to closing set forth in Section 1.2(c) of the Investment Agreement (other than those conditions set forth in Section 1.2(c)(2)(iii) (TARP Exchange) and Section 1.2(c)(2)(xvii) (Par Value Change)) have been satisfied or, other than the condition pursuant to Section 1.2(c)(2)(vi) of the Investment Agreement, waived; and

(v) the Corporation shall have made all applicable adjustments pursuant to Section 11 that are required to be made on or before the Early Conversion Date.

(c) Early Conversion Procedures. In the event of an Early Conversion, the Corporation shall provide notice of such conversion to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Early Conversion”). Such Notice of Early Conversion shall be mailed at least 30 days and not more than 60 days before the date fixed for conversion (the “Early Conversion Date”); provided, however, that if the Corporation elects to convert any or all of the Designated Preferred Stock on the Original Issue Date, then the Notice of Early Conversion may be given at any time (but not less than 3 days) prior to the Original Issue Date. The requirement to deliver a Notice of Early Conversion and the timing requirements for such delivery may be waived by each holder of Designated Preferred Stock in its sole discretion. Each Notice of Early Conversion given to a holder shall state:

(i) the Early Conversion Date;

(ii) the number of shares of Designated Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder;

(iii) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(d) Partial Conversion. If the Corporation elects to cause less than all the shares of the Designated Preferred Stock to be converted under this Section 7, the shares of Designated Preferred Stock to be converted shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be converted from time to time pursuant to an Early Conversion.

Section 8. Mandatory Conversion.

(a) Mandatory Conversion. Each share of Designated Preferred Stock shall mandatorily convert (unless otherwise previously converted) on the Mandatory Conversion Date into a number of Shares determined by dividing the Liquidation Amount by the Market Price on the second Trading Day preceding the Mandatory Conversion Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon mandatory conversion, the holders of the shares of Designated Preferred Stock subject to mandatory conversion shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Mandatory Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Mandatory Conversion Procedures. In the event of a mandatory conversion, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Mandatory Conversion”). Such Notice of Mandatory Conversion shall be mailed at least 30 days and not more than 60 days before the Mandatory Conversion Date. Each Notice of Mandatory Conversion given to a holder shall state:

(i) the Mandatory Conversion Date;

(ii) that all outstanding shares of Designated Preferred Stock shall be converted on such date;

(iii) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

Section 9. Conversion upon a Specified Corporate Transaction.

(a) In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion upon the following events (each a “Specified Corporate Transaction”):

(i) if the Corporation makes a Special Distribution to all or substantially all holders of Common Stock, at any time after the Corporation has given the notice of such distribution as provided in Section 9(b) below until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date for such distribution or any announcement by the Corporation that such distribution shall not take place;

(ii) if the Corporation adopts a plan relating to the liquidation or dissolution of the Corporation, at any time beginning on the Business Day following the date notice of the Specified Corporate Transaction is given as provided in Section 9(b) below and ending on the date that is 30 calendar days after such date; or

(iii) if the Corporation consolidates or merges with or into any other Person, or sells, leases, transfers, conveys or otherwise disposes, in one or a series of related transactions, all or substantially all of its assets and those of its subsidiaries taken as a whole to any Person that results in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Corporation, other than any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity, at any time beginning 15 days prior to the date announced by the Corporation as the anticipated effective date of the transaction and until and including the date which is 15 days after the date that is the actual effective date of such transaction;

provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon conversion in connection with a Specified Corporate Transaction, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Specified Corporate Transaction Conversion Procedures. In the event of a Specified Corporate Transaction, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock. In the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), such notice shall be mailed at least 30 days prior to the Ex-Dividend Date for such distribution. In the case of a Specified Corporate Transaction contemplated by

Section 9(a)(ii), such notice shall be mailed no later than 5 days after the adoption of the plan of liquidation or dissolution. In the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii), such notice shall be mailed at least 20 days prior to the beginning of the conversion period related to such Specified Corporate Transaction. Each such notice given to a holder shall state, as applicable:

(i) a description of the Specified Corporate Transaction, including a description of the type and amount of the distribution to be made or consideration to be received per share of Common Stock;

(ii) the Ex-Dividend Date in the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), the date of adoption of the plan in the case of a Specified Corporate Transaction contemplated by Section 9(a)(ii) or the date on which the Specified Corporate Transaction is anticipated to be effective in the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii);

(iii) the date by which the Specified Corporate Transaction conversion option must be exercised by a holder of Designated Preferred Stock;

(iv) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c) To exercise a Specified Corporate Transaction conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Specified Corporate Transaction must be exercised as specified in the Notice of Specified Corporate Transaction delivered under Section 9(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 9.

(d) If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 9, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated Preferred Stock shall not thereafter be entitled to convert such holder shares of the Designated Preferred Stock in accordance with this Section 9.

Section 10. Conversion upon Change of Control.

(a) Change of Control. In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion during the period beginning on the Business Day following the effective date of the

Change of Control (the “Change of Control Effective Date”) and ending on the date that is 30 calendar days after the Change of Control Effective Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals. In addition to the number of Shares issuable upon conversion upon a Change of Control, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b) Change of Control Conversion Procedures. In the event of a Change of Control, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock. Such notice shall be mailed at least 20 days prior to the date on which the Corporation anticipates consummating the Change of Control (or, if later, within two Business Days after the Corporation becomes aware of a Change of Control). Each such notice given to a holder shall state:

(i) a description of the Change of Control;

(ii) the date on which the Change of Control is anticipated to be effected or, if known, the Change of Control Effective Date;

(iii) the date by which the Change of Control conversion option must be exercised, which shall be 30 calendar days after the Change of Control Effective Date;

(iv) the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v) the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c) To exercise a Change of Control conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Change of Control must be exercised as specified in the notice delivered under Section 10(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 10.

(d) If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 10, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated Preferred Stock shall not thereafter be entitled to convert such holder shares of the Designated Convertible Preferred Stock in accordance with this Section 10.

Section 11. Anti-Dilution Adjustments. The Conversion Price and the Conversion Rate shall be subject to adjustment from time to time as follows; provided, that if more than one Subsection of this Section 11 is applicable to a single event, the Subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one Subsection of this Section 11 so as to result in duplication:

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, in each case, prior to giving effect to such event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

(b) [Reserved.]

(c) Issuances of Common Stock upon an Equity Raise. Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue or agree to issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “Convertible Securities”)) to investors other than the Original Designated Preferred Stockholder (each, an “Equity Investor”) pursuant to, in connection with or as contemplated by the Investment Agreement (an “Equity Raise Issuance”) without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the Initial Conversion Price, then the Conversion Price in effect immediately prior to the Equity Raise Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Equity Raise Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Equity Raise Issuance would purchase at a consideration per share of the Initial Conversion Price and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Equity Raise Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) to the Equity Investor in connection with the Equity Raise Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with an Equity Raise Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all Common Stock plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such

Convertible Securities into shares of Common Stock. Any adjustment made pursuant to this Section 11(c) shall become effective immediately upon the date of the applicable Equity Raise Issuance.

(d) Other Issuances of Common Stock. Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue shares of Common Stock or Convertible Securities other than pursuant to a Permitted Transaction (as defined below) or a transaction for which Sections 11(a), 11(b) or 11(c) apply (a “Common Stock Issuance”) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Conversion Price in effect immediately prior to such Common Stock Issuance, then the Conversion Price in effect immediately prior to the Common Stock Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Common Stock Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance would purchase at the Conversion Price in effect immediately prior to such Common Stock Issuance and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Common Stock Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Corporation or its Affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Original Issue Date. Any adjustment made pursuant to this Section 11(d) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, notwithstanding any other provision hereof, Section 11(d) shall not apply to any transaction to which Section 11(a), 11(b) or 11(c) applies.

(e) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of its shares of Common Stock, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 11(a)), in each such case, the Conversion Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Conversion Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades in a regular way (including on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, cash, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Conversion Price that would then be in effect and the Conversion Rate if such record date had not been fixed.

(f) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. For the avoidance of doubt, no increase to the Conversion Price shall be made pursuant to this Section 11(f).

(g) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 11(a)), the right of a holder of Designated Preferred Stock to receive Shares upon conversion of the Designated Preferred Stock into Shares shall be converted into the right to convert the Designated Preferred Stock to acquire the number of shares of stock or other securities or property (including cash) which the Shares issuable (at the time of such Business Combination or reclassification) upon conversion of the Designated Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of a holder of Designated Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the right of a holder of Designated Preferred Stock to convert the Designated Preferred Stock in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon conversion of the Designated Preferred Stock following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a holder of Designated Preferred Stock shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).

(h) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 11 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 11 to the contrary notwithstanding, no adjustment in the Conversion Price or the Conversion Rate shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(i) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 11 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Designated Preferred Stock any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such holder of Designated Preferred Stock a due bill or other appropriate instrument evidencing the right of such holder of Designated Preferred Stock to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(j) Other Events. For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, if any event occurs as to which the provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Designated Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid. The Conversion Price or the Conversion Rate shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Corporation.

(k) Statement Regarding Adjustments. Whenever the Conversion Price or the Conversion Rate shall be adjusted as provided in this Section 11, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect and the Conversion

Rate after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Designated Preferred Stock at the address appearing in the Corporation’s records.

(l) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 11 (but only if the action of the type described in this Section 11 would result in an adjustment in the Conversion Price or the Conversion Rate or a change in the type of securities or property to be delivered upon conversion of the Designated Preferred Stock), the Corporation shall give notice to each holder of Designated Preferred Stock, in the manner set forth in Section 11(k), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price, Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Designated Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(m) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE, NASDAQ or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all Shares that the holders of Designated Preferred Stock are entitled to receive upon conversion of the Designated Preferred Stock pursuant to this Section 11.

(n) Adjustment Rules. Any adjustments pursuant to this Section 11 shall be made successively whenever an event referred to herein shall occur.

Section 12. Reservation and Listing of Common Stock. The Corporation hereby covenants that any Shares issued upon the conversion of the Designated Preferred Stock in accordance with this Certificate of Designations shall be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a holder of Designated Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Designated Preferred Stock or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the conversion of the Designated Preferred Stock, the aggregate number of shares of Common Stock then issuable upon conversion of the Designated Preferred Stock at any time. The Corporation shall (A) procure, at its sole expense, the listing of the Shares issuable upon conversion of the Designated Preferred Stock at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

Section 13. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Capital Stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 13(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 13(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption or Conversion. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 13(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above or shall have been converted and sufficient Shares shall have been delivered, in each case, pursuant to Sections 6, 7, 8, 9 or 10 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 14. Record Holders. To the fullest extent permitted by applicable law, the Corporation, the transfer agent, registrar, dividend disbursing agent and conversion agent may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent, registrar, dividend disbursing agent or conversion agent shall be affected by any notice to the contrary.

Section 15. Prohibited Actions. The Corporation agrees that it shall not take any action which would entitle holder(s) of Designated Preferred Stock to an adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of the Designated Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

Section 16. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 17. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 18. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 19. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ANNEX C

FORM OF OPINION

Annex C-1

ANNEX D

FORM OF WAIVER

In consideration for the benefits I will receive as a result of the participation of STERLING FINANCIAL CORPORATION (together with its subsidiaries and affiliates, the “Company”), which is either my employer or the sole shareholder of my employer, in the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) (any such program, including the Capital Purchase Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies) or the Company or my employer, or any of their respective directors, officers, employees and agents for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the applicable requirements of the Exchange Agreement by and among the Company and the Treasury dated as of April 29, 2010, as amended (such requirements, the “Limitations”).

I acknowledge that the Limitations may require modification or termination of the employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or my employer or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program or for any other period applicable under such Program or Limitations, as the case may be, and I hereby consent to all such modifications.

This waiver includes all claims I may have under the laws of the United States or any other jurisdiction (whether or not in existence as of the date hereof) related to the requirements imposed by the Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the Limitations are or were adopted and any tort or constitutional claim about the effect of these Limitations on my employment relationship and I hereby agree that I will not at any time initiate, or cause or permit to be initiated on my behalf, any such claim against the United States, the Company, my employer or their respective directors, officers, employees or agents in or before any local, state, federal or other agency, court or body.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall repay such Excess Payment to

Annex D-1

the Company within 15 business days. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the Limitations shall be a final and conclusive determination of the Committee which shall be binding upon me. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

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IN WITNESS WHEREOF, I execute this waiver on my own behalf, thereby communicating my acceptance and acknowledgement to the provisions herein.

Respectfully,

Name:
Title:
Date:

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SCHEDULE A

CAPITALIZATION

Response to Section 3.1(b):
Capitalization Date: March 31, 2010
Common Stock
Par value: $1.00 per share
Total Authorized: 750,000,000 shares authorized
Outstanding: 52,176,282
Subject to warrants, options, convertible securities, etc.:
Options:	1,365,389

Warrants:	6,437,677

Convertible Securities:	0

Total:	7,803,066
Reserved for benefit plans and other issuances: 2,279,050
Remaining authorized but unissued: 687,741,602
Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): 0
Preferred Stock
Par value: $1.00 per share
Total Authorized: 10,000,000 shares authorized
Outstanding (by series): 303,000 shares of Series A
Reserved for issuance: 0
Remaining authorized but unissued: 9,697,000

Sch. A-1

SCHEDULE B

COMPANY MATERIAL ADVERSE EFFECT

Response to Section 3.7: None

Sch. B-1